Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES SECOND QUARTER 2018 RESULTS

-  Second Quarter Net Income of $0.48 per share of common stock      -

-  Second Quarter Core Earnings of $0.47 per share of common stock   -

-  Added $543.5 Million of SBC Loans During Second Quarter 2018      -

-  Declared and Paid Second Quarter Dividend of $0.40 Per Share      -

New York, New York, August 7, 2018 / PRNewswire / – Sutherland Asset Management Corporation (“Sutherland” or the “Company”) (NYSE: SLD) today reported financial results for the quarter ended June 30, 2018.

Second Quarter Highlights:

•	Net income of $15.9 million, or $0.48 per share of common stock
•	Core earnings of $15.8 million, or $0.47 per share of common stock
•	Return on Equity of 11.2%
•	Adjusted net book value of $16.95 per share of common stock as of June 30, 2018
•	Originated $352.4 million of small balance commercial (“SBC”) loans
•	Originated $48.3 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated $498.6 million of residential mortgage loans
•	Acquired $131.5 million of SBC loans and $11.3 million of SBA loans
•	Completed CLO issuance of $278.3 million of originated transitional loans and sold $217.1 million of senior bonds at a floating rate of LIBOR + 121 basis points

A summary of Sutherland’s operating results for the quarter ended June 30, 2018 is presented below. Sutherland reported U.S. GAAP net income for the three months ended June 30, 2018 of $15.9 million, or $0.48 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $15.8 million, or $0.47 per share of common stock.

Thomas Capasse, Chairman and Chief Executive Officer commented, “We are pleased with our financial results. For the second quarter in a row, we achieved our stated goal of an ROE of at least 10%. This reflects continued progress in steadily growing our earnings from our stable small balance commercial origination franchise, combined with alpha from our acquisition business. The results this quarter, in particular, begin to demonstrate the earnings potential of our diversified platform.  Strong loan origination volumes, portfolio performance and favorable pricing on certain investments helped to offset the decline in the joint venture earnings that drove outperformance last quarter.  We believe these results support our strategy of having a multi-pronged platform which provides greater earning diversity compared to single-strategy lenders.”

The Company issued a full detailed presentation of its second quarter 2018 results, which can be viewed in the investor relations section at www.sutherlandam.com.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to certain mortgage backed securities, unrealized gains (losses) related to residential mortgage servicing rights, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains or merger related expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended June 30, 2018:

(In Thousands)	Three Months Ended June 30, 2018
Net Income	$15,884
Reconciling items:
Unrealized loss on mortgage-backed securities	86
Unrealized (gain) on mortgage servicing rights	(253)
Total reconciling items	$(167)
Core earnings before income taxes	$15,717
Income tax adjustments	64
Core earnings	$15,781

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Wednesday, August 8, 2018 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended June 30, 2018.  The conference call can be accessed by dialing 877-407-0792 (domestic) or 201-689-8263 (international).

The conference call will also be available in the Investor Relations section of the Company’s website at www.sutherlandam.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will also be available on the Company’s website approximately two hours after the live call through August 22, 2018.  To access the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international). The replay pin number is 13681630.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
Sutherland Asset Management Corporation
212-257-4666
SutherlandIR@waterfallam.com

Additional information can be found on the Company’s website at www.sutherlandam.com.

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands)	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$105,833	$63,425
Restricted cash	15,108	11,666
Loans, net (including $34,354 and $188,150 held at fair value)	1,035,330	1,017,920
Loans, held for sale, at fair value	188,752	216,022
Mortgage backed securities, at fair value	50,070	39,922
Loans eligible for repurchase from Ginnie Mae	79,623	95,158
Investment in unconsolidated joint venture	41,598	55,369
Derivative instruments	4,758	4,725
Servicing rights (including $85,554 and $72,295 held at fair value)	111,274	94,038
Receivable from third parties	980	6,756
Other assets	56,948	56,840
Assets of consolidated VIEs	1,122,706	861,662
Total Assets	$2,812,980	$2,523,503
Liabilities
Secured borrowings	678,858	631,286
Promissory note	5,524	6,107
Securitized debt obligations of consolidated VIEs, net	795,503	598,148
Convertible notes, net	109,484	108,991
Senior secured notes, net	178,718	138,078
Corporate debt, net	48,172	—
Guaranteed loan financing	263,920	293,045
Contingent consideration	1,686	10,016
Liabilities for loans eligible for repurchase from Ginnie Mae	79,623	95,158
Derivative instruments	935	282
Dividends payable	13,340	12,289
Accounts payable and other accrued liabilities	72,659	74,636
Total Liabilities	$2,248,422	$1,968,036
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 32,051,989 and 31,996,440 shares issued and outstanding, respectively	3	3
Additional paid-in capital	539,457	539,455
Retained earnings (deficit)	5,870	(3,385)
Total Sutherland Asset Management Corporation equity	545,330	536,073
Non-controlling interests	19,228	19,394
Total Stockholders’ Equity	$564,558	$555,467
Total Liabilities and Stockholders’ Equity	$2,812,980	$2,523,503

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands, except share data)	2018	2017	2018	2017
Interest income	$41,858	$33,248	$79,007	$67,130
Interest expense	(26,407)	(17,230)	(49,071)	(33,673)
Net interest income before provision for loan losses	$15,451	$16,018	$29,936	$33,457
Provision for loan losses	397	(159)	229	(1,391)
Net interest income after provision for loan losses	$15,848	$15,859	$30,165	$32,066
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	9,762	10,985	21,496	21,495
Other income	1,826	1,588	3,160	2,429
Income on unconsolidated joint venture	1,503	—	7,243	—
Servicing income, net of amortization and impairment of $1,229 and $2,580 for the three and six months ended June 30, 2018, and $1,511 and $4,276 for the three and six months ended June 30, 2017, respectively	6,627	5,631	13,037	10,074
Total non-interest income	$19,718	$18,204	44,936	33,998
Non-interest expense
Employee compensation and benefits	(14,272)	(13,451)	(29,592)	(26,915)
Allocated employee compensation and benefits from related party	(1,200)	(1,008)	(2,400)	(2,020)
Professional fees	(2,401)	(2,023)	(5,049)	(4,182)
Management fees – related party	(2,036)	(2,007)	(4,049)	(3,984)
Incentive fees – related party	(269)	—	(676)	—
Loan servicing expense	(3,000)	(2,611)	(7,093)	(4,126)
Other operating expenses	(8,916)	(6,206)	(16,927)	(11,736)
Total non-interest expense	$(32,094)	$(27,306)	$(65,786)	$(52,963)
Net realized gain on financial instruments	8,620	4,491	20,851	7,456
Net unrealized gain on financial instruments	4,457	974	7,464	2,257
Income before provision for income taxes	$16,549	$12,222	$37,630	$22,814
Provision for income taxes	(665)	(1,069)	(3,228)	(2,104)
Net income	$15,884	$11,153	$34,402	$20,710
Less: Net income attributable to non-controlling interest	588	657	1,252	1,358
Net income attributable to Sutherland Asset Management Corporation	$15,296	$10,496	$33,150	$19,352

Earnings per common share - basic	$0.48	$0.34	$1.03	$0.63
Earnings per common share - diluted	$0.48	$0.34	$1.03	$0.63

Weighted-average shares outstanding
Basic	32,073,717	30,768,900	32,055,110	30,659,958
Diluted	32,092,750	30,769,332	32,069,499	30,660,175

Dividends declared per share of common stock	$0.40	$0.37	$0.77	$0.74

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE three MONTHS ENDED June 30, 2018

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$12,970	$18,891	$8,998	$999	$—	$41,858
Interest expense	(6,277)	(15,320)	(3,972)	(838)	—	(26,407)
Net interest income before provision for loan losses	$6,693	$3,571	$5,026	$161	$—	$15,451
Provision for loan losses	80	73	244	—	—	397
Net interest income after provision for loan losses	$6,773	$3,644	$5,270	$161	$—	$15,848
Non-interest income (expense)
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$9,762	$—	$9,762
Other income (loss)	111	1,356	291	68	—	1,826
Income from unconsolidated joint venture	1,503	—	—	—	—	1,503
Servicing income	5	330	1,464	4,828	—	6,627
Total non-interest income	$1,619	$1,686	$1,755	$14,658	$—	$19,718
Employee compensation and benefits	(141)	(2,285)	(3,138)	(8,535)	(173)	(14,272)
Allocated employee compensation and benefits from related party	(120)	—	—	—	(1,080)	(1,200)
Professional fees	(150)	(325)	(524)	(115)	(1,287)	(2,401)
Management fees – related party	—	—	—	—	(2,036)	(2,036)
Incentive fees – related party	—	—	—	—	(269)	(269)
Loan servicing expense	(764)	(886)	211	(1,561)	—	(3,000)
Other operating expenses	(1,998)	(3,287)	(970)	(1,981)	(680)	(8,916)
Total non-interest income (expense)	$(3,173)	$(6,783)	$(4,421)	$(12,192)	$(5,525)	$(32,094)
Net realized (loss) gain on financial instruments	(52)	3,532	5,140	—	—	8,620
Net unrealized gain (loss) on financial instruments	848	4,130	(819)	298	—	4,457
Net income (loss) before provision for income taxes	$6,015	$6,209	$6,925	$2,925	$(5,525)	$16,549
Total Assets	$707,943	$1,296,872	$489,938	$298,027	$20,200	$2,812,980

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE six MONTHS ENDED June 30, 2018

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$22,655	$36,751	$17,713	$1,888	$—	$79,007
Interest expense	(12,106)	(27,790)	(7,592)	(1,583)	—	(49,071)
Net interest income before provision for loan losses	$10,549	$8,961	$10,121	$305	$—	$29,936
Provision for loan losses	(192)	109	312	—	—	229
Net interest income after provision for loan losses	$10,357	$9,070	$10,433	$305	$—	$30,165
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$21,496	$—	$21,496
Other income	268	2,615	168	109	—	3,160
Income from unconsolidated joint venture	7,243	—	—	—	—	7,243
Servicing income	10	582	2,716	9,729	—	13,037
Total non-interest income	$7,521	$3,197	$2,884	$31,334	$—	$44,936
Non-interest expense
Employee compensation and benefits	(313)	(4,922)	(6,393)	(17,650)	(314)	(29,592)
Allocated employee compensation and benefits from related party	(240)	—	—	—	(2,160)	(2,400)
Professional fees	(467)	(714)	(1,003)	(224)	(2,641)	(5,049)
Management fees – related party	—	—	—	—	(4,049)	(4,049)
Incentive fees – related party	—	—	—	—	(676)	(676)
Loan servicing expense	(1,565)	(1,525)	287	(4,290)	—	(7,093)
Other operating expenses	(2,816)	(5,967)	(2,080)	(4,681)	(1,383)	(16,927)
Total non-interest expense	$(5,401)	$(13,128)	$(9,189)	$(26,845)	$(11,223)	$(65,786)
Net realized gain on financial instruments	94	12,231	8,526	—	—	20,851
Net unrealized gain (loss) on financial instruments	801	1,763	(286)	5,186	—	7,464
Income before provision for income taxes	$13,372	$13,133	$12,368	$9,980	$(11,223)	$37,630
Total Assets	$707,943	$1,296,872	$489,938	$298,027	$20,200	$2,812,980